SULLIVAN & WORCESTER LLP
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                                                                      EXHIBIT 5

                                               November 18, 1998



Iron Mountain Incorporated
745 Atlantic Avenue
Boston, Massachusetts  02111


Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Iron Mountain Incorporated, a Delaware corporation (the "Company"), of $20,000,000 in deferred compensation obligations (the "Obligations"), which represent unsecured obligations of the Company to pay deferred compensation in the future pursuant to the provisions of the Company's Executive Deferred Compensation Plan (the "Plan"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 5 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         This   opinion  is  limited  to  the  laws  of  The   Commonwealth   of
Massachusetts and the federal laws of the United States of America, and we express no opinion with respect to the law of any other jurisdiction.

         Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, the Obligations will be valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

Iron Mountain Incorporated
November 18, 1998
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                     Very truly yours,

                                     /s/ Sullivan & Worcester LLP

                                     SULLIVAN & WORCESTER LLP